EXHIBIT 4

SANDELL ASSET MANAGEMENT CORP., CASTLERIGG MASTER INVESTMENTS LTD., CASTLERIGG INTERNATIONAL LIMITED, CASTLERIGG INTERNATIONAL HOLDINGS LIMITED, CASTLERIGG OFFSHORE HOLDINGS, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT FUND, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT INTERMEDIATE FUND, L.P., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT MASTER FUND, LTD., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT FUND, LTD., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT INTERMEDIATE FUND, L.P., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT MASTER FUND, LTD., PULTENEY STREET PARTNERS, L.P. AND THOMAS E. SANDELL (COLLECTIVELY, "SANDELL") AND DOUGLAS N. BENHAM, CHARLES M. ELSON, DAVID W. HEAD, C. STEPHEN LYNN, ANNELISE T. OSBORNE, ARON I. SCHWARTZ, MICHAEL WEINSTEIN AND LEE S. WIELANSKY (TOGETHER WITH SANDELL, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF BOB EVANS FARMS, INC. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2014 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY SANDELL WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, MACKENZIE PARTNERS, INC., SANDELL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST BY CALLING (800) 322-2885.

Sandell Asset Management Corp., together with the entities and individuals listed below (collectively, the "Participants"), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the stockholders of Bob Evans Farms, Inc. (the "Company") in connection with the Company's 2014 annual meeting of stockholders (the "Proxy Solicitation").

The participants include Sandell Asset Management Corp. ("SAMC"), Castlerigg Master Investments, Ltd. ("Castlerigg Master Investment"), Castlerigg International Limited ("Castlerigg International"), Castlerigg International Holdings Limited ("Castlerigg Holdings"), Castlerigg Offshore Holdings, Ltd. ("Castlerigg Offshore Holdings"), Castlerigg Merger Arbitrage and Equity Event Fund, Ltd. ("CMAEE Fund"), Castlerigg Merger Arbitrage and

Equity Event Intermediate Fund, L.P. ("CMAEE Intermediate"), Castlerigg Merger Arbitrage and Equity Event Master Fund, Ltd. ("CMAEE Master"), Castlerigg Global Equity Special Event Fund, Ltd. ("CGESE Fund"), Castlerigg Global Equity Special Event Intermediate Fund, L.P. ("CGESE Intermediate"), Castlerigg Global Equity Special Event Master Fund, Ltd. ("CGESE Master"), Pulteney Street Partners, L.P. ("Pulteney Partners") and Thomas E. Sandell ("Mr. Sandell", and together with SAMC, Castlerigg Master Investment, Castlerigg International, Castlerigg Holdings, Castlerigg Offshore Holdings, CMAEE Fund, CMAEE Intermediate, CMAEE Master, CGESE Fund, CGESE Intermediate, CGESE Master and Pulteney Partners, the "Sandell Group", "we" or "us") and Douglas N. Benham, Charles M. Elson, David W. Head, C. Stephen Lynn, Annelise T. Osborne, Aron I. Schwartz, Michael Weinstein and Lee S. Wielansky (the "Nominees").

As of the close of business on April 23, 2014, the Participants may be deemed to beneficially own an aggregate of 2,075,950 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), including options to purchase 386,500 shares of Common Stock, constituting approximately 8.4% of the Company's outstanding Common Stock. The percentages used herein are based upon the 24,687,893 shares of Common Stock outstanding as of February 21, 2014, as reported in the Issuer's Quarterly Report on Form 10-Q, filed with the SEC on March 4, 2014.

Of the 2,075,950 shares of Common Stock (including options to purchase 386,500 shares of Common Stock) deemed to be beneficially owned in the aggregate by the Sandell Group: (a) Castlerigg Master Investment, Castlerigg International, Castlerigg Holdings and Castlerigg Offshore Holdings may be deemed to beneficially own the 1,364,227 shares of Common Stock (including options to purchase 209,000 shares of Common Stock) directly held by Castlerigg Master Investment; (b) CMAEE Master, CMAEE Fund and CMAEE Intermediate may be deemed to be beneficially own the 216,332 shares of Common Stock (including options to purchase 35,400 shares of Common Stock) directly held by CMAEE Master; (c) CGESE Master, CGESE Fund and CGESE Intermediate may be deemed to beneficially own the 87,588 shares of Common Stock (including options to purchase 11,300 shares of Common Stock) directly held by CGESE Master, including the 1,000 shares of Common Stock held in record name by CGESE Master; (d) Pulteney Partners beneficially owns 15,888 shares of Common Stock (including options to purchase 2,200 shares of Common Stock); (e) SAMC may be deemed to beneficially own the 1,684,035 shares of Common Stock (including options to purchase 257,900 shares of Common Stock) held by Castlerigg Master Investment, CMAEE Master, CGESE Master and Pulteney Partners by virtue of investment management agreements with each such entity; (f) Mr. Sandell, a citizen of Sweden, may be deemed to beneficially own 2,075,950 shares of Common Stock (including options to purchase 386,500 shares of Common Stock) by virtue of his direct and indirect control of SAMC and his indirect control over Merrill Lynch Investment Solutions SICAV, an umbrella fund with segregated liability between sub-funds acting for and on behalf of Merrill Lynch Investment Solutions – Castlerigg Equity Event and Arbitrage UCITS Fund ("UCITS"), which beneficially owns 391,915 shares of Common Stock (including options to purchase 128,600 shares of Common Stock).

By virtue of investment management agreements with Castlerigg Master Investment, CMAEE Master, CGESE Master and Pulteney Partners, SAMC has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the shares of Common Stock beneficially owned by Castlerigg Master Investment, CMAEE Master, CGESE Master and Pulteney Partners. By virtue of an investment management agreement with UCITS, Sandell Investment Services, L.L.C. has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the shares of Common Stock beneficially owned by UCITS. By virtue of his direct and indirect control of SAMC and SIS, Mr. Sandell is deemed to have shared voting power and shared dispositive power with respect to all Common Stock as to which SAMC and SIS have voting power or dispositive power.

The principal business of SAMC and SIS is to provide investment management services to private individuals and institutions. The principal business of Castlerigg Master Investment, Castlerigg International, Castlerigg Holdings, Castlerigg Offshore Holdings, CMAEE Fund, CMAEE Intermediate, CMAEE Master, CGESE Fund, CGESE Intermediate, CGESE Master, and Pulteney Partners is to invest in securities. The principal business of Mr. Sandell is to serve as Chief Executive Officer of SAMC and as Managing Member of SIS. The principal business of Mr. Benham is to serve as the President and Chief Executive Officer of DNB Advisors, LLC, a restaurant industry consulting firm. The principal business of Mr. Elson is to serve as the Edgar S. Woolard, Jr. Chair in Corporate Governance and Director of the John L. Weinberg Center for Corporate Governance at the University of Delaware. The principal business of Mr. Head is to serve as the President and Chief Executive Officer of Primanti, Inc., a private equity-owned restaurant chain based in Pittsburgh. The principal business of Mr. Lynn is to serve as the Founder and Managing Partner of RP3, LLC, a consulting and mergers and acquisitions firm focusing on franchising and restaurant chains. The principal business of Ms. Osborne is to serve as a Senior Credit Officer of Moody's Investors Service, Inc., a leading provider of credit ratings, research, and risk analysis. The principal business of Mr. Schwartz is to serve as Founder of Constructivist Capital, LLC, a firm working with family offices and alternative asset managers to pursue attractive investment opportunities. The principal business of Mr. Weinstein is to serve as Chairman of INOV8 Beverage Consulting Group, LLC, a beverage consultancy. The principal business of Mr. Wielansky is to serve as Chairman and Chief Executive Officer of Midland Development Group, Inc., a commercial real estate development company located in St. Louis, Missouri.

The principal business address of Castlerigg Master Investment, Castlerigg International, Castlerigg Holdings, CMAEE Fund, CMAEE Intermediate, CMAEE Master, CGESE Fund, CGESE Intermediate and CGESE Master is c/o Maples Corporate Services (BVI) Limited, P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands. The principal business address of Castlerigg Offshore Holdings is c/o Maples Fund Services (Cayman) Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The principal business address of Pulteney Partners is 527 Madison Avenue, 6th Floor, New York, NY 10022. The principal business address of SIS, SAMC and Mr. Sandell is 40 West 57th Street, 26th Floor, New York, New York 10019. The principal business address of Mr. Benham is 2905 Andrews Drive,

Atlanta, GA 30305. The principal business address of Mr. Elson is Weinberg Center for Corporate Governance, Alfred Lerner College of Business & Economics, University of Delaware, Alfred Lerner Hall, Newark, DE 19716. The principal business address of Mr. Head is 79 S 23rd Street, Pittsburgh, PA 15203. The principal business address of Mr. Lynn is 530 Jackson Blvd, Nashville, TN 37205. The principal business address of Ms. Osborne is 7 World Trade Center, New York, NY 10007. The principal business address of Mr. Schwartz is 418 East 59th Street, New York, NY 10022. The principal business address of Mr. Weinstein is 350 Theodore Fremd Avenue, Rye, NY 10580. The principal business address of Mr. Wielansky is 721 Emerson Road Suite 100, St. Louis, MO 63141.